EXHIBIT 1.01

APPLIED MATERIALS, INC.

CONFLICT MINERALS REPORT

FOR YEAR ENDED DECEMBER 31, 2024

This is the Conflict Minerals Report of Applied Materials, Inc., including its subsidiaries (collectively, “Applied” or the “Company”), prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934. Terms used in this report have the meaning specified in Rule 13p-l and/or Form SD issued by the Securities and Exchange Commission, except as otherwise expressly defined herein. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite (coltan) and wolframite (and their derivatives, tin, tantalum and tungsten, respectively), and gold, regardless of the geographic origin of the minerals and whether or not they fund armed conflict. This report pertains to products manufactured from January 1 through December 31, 2024, for which any conflict minerals are necessary to the functionality or production of the product, as described further below.

Company Overview

A global company with a broad set of capabilities in materials engineering, Applied provides manufacturing equipment, services and software to the semiconductor, display, and related industries, and operates under three reportable segments: Semiconductor Systems, Applied Global Services, and Display and Adjacent Markets.

Applied Materials is committed to protecting human rights and conducting business in an ethical and responsible manner. Our commitment extends to the responsible sourcing of materials used in our products, as reflected in the Applied Materials Responsible Minerals Sourcing Policy (“Policy”). In addition to the Policy, we outline our expectations for all suppliers and partners with whom we work in our Standards of Business Conduct for Business Partners (“Standards”) and our Human Rights Statement of Principles (“Principles”). The Company contractually requires its direct suppliers to adhere to the Policy, Standards and Principles and to reasonably ensure products they sell to Applied do not contain conflict minerals unless these originated outside the Democratic Republic of the Congo or an adjoining country (collectively, the “DRC”) or from RMI “Conformant” sources within the DRC, as further defined below.

Applied does not directly purchase raw ore or unrefined conflict minerals, nor does it have a direct relationship with any mines of origin or with any smelters or refiners (collectively, “smelters”) that process these minerals. Rather, Applied is a downstream company with an extensive and complex supply chain from which it purchases parts, components and assemblies (collectively, “Parts”). The Company’s manufacturing activities consist primarily of the assembly, testing and integration of various proprietary and commercial Parts that are used to manufacture systems. Applied has a distributed manufacturing model under which manufacturing and supply chain activities are conducted at its facilities, or those of contract manufacturers, located in various countries. Applied’s equipment products, due to their size and complexity, generally consist of thousands of Parts sourced from a multitude of suppliers. Because of Applied’s downstream position in our supply chain, many tiers removed from conflict minerals smelters, any efforts to understand the origin of any conflict minerals in our Covered Products (as defined below) necessarily relies on the cooperation of our direct suppliers and the disclosures by our suppliers of the source of conflict minerals they obtain from lower tier suppliers and smelters.

As detailed in this report, our approach to verifying the source and chain of custody of conflict minerals in our supply chain is designed to conform in all material respects with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition and the related Supplements (“OECD Guidance”).

Products Covered by this Report

Tantalum, tin, tungsten and gold are metals commonly used in the electronics and related industries due to physical properties that make them well-suited for a variety of applications, such as in cables, printed circuit boards, power supplies, capacitors, solder alloys and certain plastics. As a result, all or substantially all of Applied’s equipment products, and many of its spare parts products, manufactured in 2024 include components for which one or more conflict minerals are necessary to the functionality or production of the product and are therefore considered “Covered Products” for purposes of this report. The following is a general description of Covered Products by reporting segment.

Semiconductor Systems. Applied’s Semiconductor Systems segment develops, manufactures and sells a wide range of primarily 300mm manufacturing equipment used to fabricate semiconductor chips, also referred to as integrated circuits (ICs). The Semiconductor Systems segment includes semiconductor capital equipment used for many steps of the chip making process including the conversion of patterns into device structures, transistor and interconnect fabrication, metrology, inspection and review, and packaging technologies for connecting finished IC die. The segment’s sales are to customers that serve the following markets: foundry, logic and other, DRAM and flash memory. Foundry, logic and other is comprised of leading-edge and non-leading edge technology nodes. Leading-edge represents customers that are producing on the most advanced technology nodes. Non-leading edge technology nodes serve markets such as the Internet of Things, communications, automotive, power and sensors.

Applied Global Services. This segment provides services, spares and factory automation software to customer fabrication plants globally. The segment also manufactures and sells 200mm and other equipment, which is shipped to customers globally that serve non-leading-edge markets.

Display and Adjacent Markets. This segment is comprised primarily of products for manufacturing liquid crystal displays (LCDs), organic light-emitting diodes (OLEDs), and other display technologies for TVs, monitors, laptops, personal computers (PCs), tablets, smartphones and other consumer-oriented devices. While similarities exist between the technologies utilized in semiconductor and display fabrication, the most significant differences are in the size and composition of the substrate. Substrates used to manufacture display panels and other devices are typically glass, although newer flexible materials are entering the market.

Applied’s Conflict Mineral’s Compliance Program and Findings

Applied conducted in good faith a reasonable country of origin inquiry (“RCOI”) that it believes was reasonably designed to determine whether any of the necessary conflict minerals in its Covered Products manufactured in 2024 originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “DRC”), or Conflict Affected High Risk Areas (CAHRAs), or were from recycled or scrap sources. Based on its RCOI, Applied determined it had insufficient information to conclude either (i) that all of its necessary conflict minerals originated outside the DRC or any CAHRAs or from sources within the DRC or any CAHRAs deemed “Conformant” by the Responsible Minerals Initiative (“RMI”), or (ii) that all of its necessary conflict minerals came from recycled or scrap sources.

Applied therefore undertook further due diligence on the source and chain of custody of necessary conflict minerals contained in its Covered Products. Its due diligence approach was designed to conform in all material respects with the OECD Guidance. Since 2024, Applied has worked with SupplierSoft Inc., a third-party service provider, as its partner for conflict minerals due diligence.

For calendar year 2024, Applied started with the list of surveyed suppliers for calendar year 2023 (287 suppliers), removed four suppliers with whom we had no spend in 2024, removed ten suppliers who were duplicates due to acquisitions or who ceased supplying Parts to Applied, and removed 83 suppliers who during the past consecutive four years reported there were no conflict minerals in products supplied to Applied, arriving at the list of suppliers to be surveyed (the “Surveyed Suppliers”) (190 in total). By way of background, Applied previously selected the surveyed suppliers by identifying (i) the top direct (or first-tier) suppliers in terms of total spend, (ii) suppliers who during the past five years were part of the top direct suppliers by spend, and (iii) suppliers considered reasonably likely to provide Parts containing conflict minerals based upon the commodity (e.g., suppliers of sputtering targets and suppliers of gold plating) or based upon prior reporting. In addition, in an effort to reach suppliers with lower spend, Applied directly contacted almost all direct suppliers with a request to provide conflict minerals information. Following our risk-based approach, we then elected to cease outreach to suppliers who consistently stated they did not use conflict minerals in products furnished to Applied and instead focus our efforts on suppliers more likely to have conflict minerals in their products. The Surveyed Suppliers represent approximately 67% of the Company’s actual total expenditures to all direct suppliers for fiscal year 2024.1 All of the Surveyed Suppliers responded. Of the smelters that were reported by the Surveyed Suppliers, 5.73% used minerals that originated from 100% recycled or scrap sources.

The table below summarizes certain information pertaining to smelters identified by Surveyed Suppliers. The Responsible Minerals Initiative (“RMI”), of which Applied is a member, defines “Conformant” smelters as those smelters that are conformant with the Responsible Minerals Assurance Process (“RMAP”) assessment protocols. “Active” smelters and refiners are participants in the RMAP who have agreed in writing to undergo a third-party audit or are participating in one of the cross-recognized certification programs, signed an “Agreement for the Exchange of Confidential Information” and submitted a due diligence checklist. The classification of smelters considered Conformant or Active is current as of April 30, 2025.

Number of RMI “Conformant” smelters	213
Number of RMI “Active” smelters	11
Number of “Eligible” smelters reported to be located in the DRC that are not rated “Conformant” or “Active”	3

Attached as Appendix A is a list of the smelters identified by the Surveyed Suppliers as the facilities that process conflict minerals necessary to their products as communicated in their Conflict Minerals Reporting Template (“Template”). The majority of the Surveyed Suppliers reported smelter information at the company level, not at the product level, and did not identify the specific smelters providing conflict minerals that were incorporated in a particular Part sold to Applied. Both company level and product level disclosures are overinclusive due to the nature of how the information disclosed is collected and distributed. Because the Surveyed Suppliers did not identify the specific smelter that processed conflict minerals contained in a particular Part, inclusion of a smelter or refiner in Appendix A does not necessarily mean that any minerals, including any conflict minerals, from any listed smelter are contained in any Part or included in a Covered Product. Further, we lack sufficient information to confirm the specific countries or mines of origin of the conflict minerals processed by those smelters.

Certain Surveyed Suppliers reported potential sourcing from three gold smelters or refiners in the DRC (CID003185 - African Gold Refinery, CID002567 - Sudan Gold Refinery and CID005006 – Gasabo Gold Refinery Ltd.). Two of these were previously reported by Surveyed Suppliers: the African Gold Refinery, which is located in Uganda and is under review with the RMI, and the Sudan Gold Refinery, which according to the RMI is owned by the Sudanese government and which we have not been able to contact. In addition, two of our Surveyed Suppliers submitted corporate-level

[1]	Applied’s fiscal year ends on the last Sunday in October.

Templates identifying the Rwanda-based Gasobo Gold Refinery in their supply chain. These three smelters have not been assessed by the RMI. The Company has instructed the affected Surveyed Suppliers to remove these three smelters from their supply chains. However, our Surveyed Suppliers have no direct relationship with the smelters and are merely reporting information they received from their suppliers, who in turn rely on information from the sub-tier supply chain, often 8-10 levels deep. Information about these smelters lacked a chain of custody and therefore were insufficient to tie gold from one or more of these smelters to products supplied to Applied. Further, Applied found no direct evidence that minerals from these three smelters were incorporated into its Covered Products. Thus, we have no reason to believe that these smelters supply minerals that are contained in the Covered Products, and Applied has no contractual or direct business relationship with such smelters.

The Company’s Responsible Minerals Sourcing Compliance Team is contacting other smelters reported by the Surveyed Suppliers that are not RMI Conformant or Active directly and via working groups within the RMI, urging them to submit to an RMI assessment and conform to the RMAP. In addition, Applied is supporting the RMI with efforts to release formal audit documents to improve the implementation of the RMAP program.

The Surveyed Suppliers did not identify the specific smelters providing conflict minerals that were incorporated in a Part sold to Applied. Further, for many smelters reported by the Surveyed Suppliers, there is inadequate information available to assess the source or country of origin of the conflict minerals they process. Therefore, for Covered Products manufactured in 2024, Applied concluded in good faith that it lacks sufficient information to trace the chain of custody of any conflict minerals contained in its Covered Products up through the supply chain to a specific smelter or, in turn, to a country or mine of origin.

Applied’s Due Diligence Process

Applied’s due diligence approach on the source and chain of custody of its necessary conflict minerals was designed to conform in all material respects with the OECD Guidance, an internationally recognized due diligence framework consisting of a multi-step, risk-based process, certain aspects of which differ depending in part on the position of a company in the supply chain. Applied is a “downstream” company, which refers to supply chain participants from the smelter to the retailer, in contrast to those “upstream,” that is, from the mine to the smelter.

As a downstream provider of finished products, Applied does not have direct relationships with smelters and does not perform or specify audits of entities upstream in its supply chain. Through its membership and participation in the RBA, RMI and related working groups, Applied believes that seeking reliable information about smelters in its supply chain from its direct suppliers represents a reasonable and cost-effective approach to determine the mines or other locations of origin of conflict minerals in its products.

Company Management System

Applied established a cross-functional Responsible Minerals Sourcing Compliance Team, which is responsible for implementing the Company’s Responsible Minerals Sourcing program and briefing senior management about the results of these due diligence efforts.

The Company requires its direct suppliers to have programs and procedures in place to ensure that any conflict minerals used in the production of products sold to Applied conform to the requirements of the RMI. This means that products must not contain conflict minerals that directly or indirectly finance or benefit armed groups in the DRC. In addition, as a member of the RBA, Applied requires its suppliers to conform to the RBA Code of

Conduct, which includes requirements pertaining to the responsible sourcing of conflict minerals. Such requirements, along with a requirement that suppliers provide completed Conflict Minerals Reporting Templates at Applied’s request, also are reflected in supplier contracts. If Applied learns that a Surveyed Supplier does not meet the Company’s requirements, Applied contacts the Surveyed Supplier and communicates the findings and recommended corrective action.

Violations or grievances related to conflict minerals can be reported at the industry level to the RMI at http://www.responsiblemineralsinitiative.org/ or at a company level to our 24-hour ethics helpline that is run by an independent third party at helpline.appliedmaterials.com.

Applied retains relevant documentation for a period of five years, including Templates completed by the Surveyed Suppliers.

Risk Identification and Assessment

In light of the complexity of its supply chain, Applied used a risk-based approach in designing the scope of its RCOI and due diligence process. As previously noted, the Company focused on direct suppliers who previously indicated the products they provide to Applied contain conflict minerals to arrive at the target list of Surveyed Suppliers. Applied’s Responsible Minerals Sourcing Compliance Team partnered with SupplierSoft to conduct the outreach to the Surveyed Suppliers and compared information they provided to RMI data concerning the RMAP audit status of the applicable smelter.

The Conflict Minerals Reporting Template (the “Template”) version 6.4 developed by the RMI was used to collect information on the conflict minerals that may be in Covered Products manufactured in 2024. The Template was designed to facilitate a supplier’s disclosure of information regarding conflict minerals contained in the supplier’s products, including the country of origin and the name and location of the smelters that process the conflict minerals. Thus, by asking Surveyed Suppliers to complete the Template, Applied conducted a country-of-origin due diligence reasonably designed to determine whether any of the necessary conflict minerals in its Covered Products originated in the DRC or a CAHRA.

Risks at the supplier level may include non-responsive suppliers, incomplete Templates or Templates that are submitted at the company level and are not directly relevant to products manufactured by Applied. Applied received wholly or partially completed Templates from 100% of its Surveyed Suppliers. The majority of the responding Surveyed Suppliers provided data at a company or “user defined” level, rather than at a part number level, a permitted option under the Template.

Applied assessed the status of smelters and refiners identified in the supply chain by the Surveyed Suppliers who listed mineral processing facilities in their Templates. Each identified smelter or refiner of a conflict mineral is assessed according to red-flag indicators defined in the OECD Guidance. These factors include (i) geographic proximity to the DRC, (ii) known mineral source country of origin, (iii) RMAP audit status, (iv) credible evidence of unethical or conflict sourcing and (v) peer assessments conducted by credible third-party sources. Such smelters are labeled smelters of interest. Applied then used the outcome of the risk assessment as well as RMI status to determine which smelter or refiner required further engagement.

Applied was not required to, and it did not, obtain an independent private sector audit of its due diligence approach.

Risk Mitigation Strategy and Future Due Diligence

Applied intends to continue to enhance its ability to identify suppliers reasonably likely to provide Parts containing conflict minerals, as well as its ability to link the smelter information its suppliers report to specific products they supply to Applied, by requiring suppliers to provide product level Templates for tantalum target, gold plating and special process parts. Applied further has undertaken to report relevant smelter information it obtains to RMI, and to encourage its suppliers to reach out (or to encourage their own suppliers to reach out) to upstream smelters that provide them with conflict minerals and require that such smelters obtain a “conflict-free” designation from an industry program such as the RMAP.

The Company is a co-chair of the Responsible Minerals Initiative (RMI) Smelter Engagement Team, which contacts smelters and assists them with undergoing RMAP assessments to validate the smelters’ company-level management processes for responsible minerals procurement. The co-chair oversees the RMI Smelter Engagement Team sub-groups and acts as a liaison between the RMI and the sub-group members, which include the Single Point of Contacts (SPOC) for each eligible (as defined by the RMI) conflict minerals smelter. We recognize that our extensive and complex supply chain makes it challenging for us to influence conflict minerals sourcing decisions. Therefore, we have decided to work through the RMI directly with the smelters and their respective SPOCs to ensure the smelters have the necessary resources they need to undergo an RMAP audit and achieve Conformant status. Further, in 2024, the Company was the SPOC for and supported approximately 15 smelters undergoing RMI assessments to retain their “Conformant” status, in addition to organizing outreach for 3 smelter engagement sub-groups. The Company helped with RMI data cleanup efforts and confirmation of smelter eligibility.

Forward-Looking Statement Disclaimer

This report includes forward-looking statements, including but not limited those regarding Applied’s expected future supplier due diligence and engagement efforts and development of related processes. These statements and their underlying assumptions are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied by such statements include, without limitation: regulatory changes and judicial developments relating to conflict minerals disclosure; changes in our supply chain, components and parts, or products; industry developments relating to supply chain diligence, disclosure and other practices; and other risks and uncertainties described in our SEC filings, including our recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s current estimates, projections and assumptions, and we assume no obligation to update them.

Appendix A

Section 1: Smelters and Refiners Identified by Surveyed Suppliers

Metal	Smelter Facility Name	Country	Smelter ID

Gold

Gold	8853 S.p.A.	ITALY	CID002763

Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920

Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015

Gold	African Gold Refinery	UGANDA	CID003185

Gold	Agosi AG	GERMANY	CID000035

Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560

Gold	Albino Mountinho Lda.	PORTUGAL	CID002760

Gold	Alexy Metals	UNITED STATES OF AMERICA	CID003500

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058

Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077

Gold	Asahi Metalfine, Inc.	JAPAN	CID000082

Gold	Asahi Refining Canada Ltd.	CANADA	CID000924

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920

Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103

Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850

Gold	Augmont Enterprises Private Limited	INDIA	CID003461

Gold	Aurubis AG	GERMANY	CID000113

Gold	Bangalore Refinery	INDIA	CID002863

Metal	Smelter Facility Name	Country	Smelter ID

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	Boliden Ronnskar	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Gold	Caridad	MEXICO	CID000180

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185

Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189

Gold	Chimet S.p.A.	ITALY	CID000233

Gold	Chugai Mining	JAPAN	CID000264

Gold	Coimpa Industrial LTDA	BRAZIL	CID004010

Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348

Gold	Dongwu Gold Group	CHINA	CID003663

Gold	Dowa Metals & Mining Co. Ltd	JAPAN	CID000401

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425

Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424

Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425

Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	CID003487

Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	CID003488

Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	CID003489

Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	CID003490

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515

Metal	Smelter Facility Name	Country	Smelter ID

Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584

Gold	Gasabo Gold Refinery Ltd.	RWANDA	CID005006

Gold	GG Refinery Ltd.	TANZANIA	CID004506

Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852

Gold	Gold by Gold Colombia	COLOMBIA	CID003641

Gold	Gold Coast Refinery	GHANA	CID003186

Gold	Gold Mining in Shandong (Laizhou) Limited Company	CHINA	CID001916

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Gold	Guoda Safina High- Tech Environmental Refinery Co., Ltd.	CHINA	CID000651

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Gold	Heimerle + Meule GmbH	GERMANY	CID000694

Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711

Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707

Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767

Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773

Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778

Gold	Impala Platinum – Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714

Gold	Industrial Refining Company	BELGIUM	CID002587

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801

Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807

Metal	Smelter Facility Name	Country	Smelter ID

Gold	Istanbul Gold Refinery	TURKEY	CID000814

Gold	Italpreziosi	ITALY	CID002765

Gold	JALAN & Company	INDIA	CID002893

Gold	Japan Mint	JAPAN	CID000823

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855

Gold	JSC Ekaterinburg Non- Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927

Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493

Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929

Gold	JX Advanced Metals Corporation	JAPAN	CID000937

Gold	K.A. Rasmussen	NORWAY	CID003497

Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563

Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956

Gold	Kazzinc	KAZAKHSTAN	CID000957

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511

Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	Kundan Care Products Ltd.	INDIA	CID003463

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029

Gold	Kyshtym Copper- Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865

Gold	L’azurde Company For Jewelry	SAUDI ARABIA	CID001032

Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056

Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058

Gold	L’Orfebre S.A.	ANDORRA	CID002762

Metal	Smelter Facility Name	Country	Smelter ID

Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093

Gold	Marsam Metals	BRAZIL	CID002606

Gold	Materion	UNITED STATES OF AMERICA	CID001113

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119

Gold	MD Overseas	INDIA	CID003548

Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575

Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	CID003557

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147

Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161

Gold	Minera Titan del Peru SRL (MTP) – Belen Plant	PERU	CID005014

Gold	Mitsubishi Materials Corporation	JAPAN	CID001188

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	MKS PAMP SA	SWITZERLAND	CID001352

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509

Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857

Gold	Morris and Watson	NEW ZEALAND	CID002282

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Metal	Smelter Facility Name	Country	Smelter ID

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236

Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259

Gold	Noble Metal Services	UNITED STATES OF AMERICA	CID003690

Gold	Ogussa Osterreichische Gold- und Silber- Scheideanstalt GmbH	AUSTRIA	CID002779

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325

Gold	OJSC “The Gulidov Krasnoyarsk Non- Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326

Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362

Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919

Gold	Prioksky Plant of Non- Ferrous Metals	RUSSIAN FEDERATION	CID001386

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397

Gold	PX Precinox S.A.	SWITZERLAND	CID001498

Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512

Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522

Gold	Remondis PMR B.V.	NETHERLANDS	CID002582

Gold	Royal Canadian Mint	CANADA	CID001534

Gold	SAAMP	FRANCE	CID002761

Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546

Metal	Smelter Facility Name	Country	Smelter ID

Gold	Safimet S.p.A.	ITALY	CID002973

Gold	SAFINA A.S.	CZECHIA	CID002290

Gold	Sai Refinery	INDIA	CID002853

Gold	SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	CID003666

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585

Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916

Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622

Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750

Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	CID004435

Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527

Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736

Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756

Metal	Smelter Facility Name	Country	Smelter ID

Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761

Gold	Sovereign Metals	INDIA	CID003383

Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153

Gold	Sudan Gold Refinery	SUDAN	CID002567

Gold	Sumitomo Metal Minin Co., Ltd.	JAPAN	CID001798

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918

Gold	Super Dragon Technology Co., Ltd.	TAIWAN	CID001810

Gold	T.C.A S.p.A	ITALY	CID002580

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875

Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	CID004491

Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947

	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615

Gold	Torecom	KOREA, REPUBLIC OF	CID001955

Gold	Umicore Precious Metals Thailand	THAILAND	CID002314

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993

Gold	Valcambi S.A.	SWITZERLAND	CID002003

Gold	WEEEREFINING	FRANCE	CID003615

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030

Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778

Gold	Yamakin Co., Ltd.	JAPAN	CID002100

Metal	Smelter Facility Name	Country	Smelter ID

Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129

Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	CID002243

Tantalum

Tantalum	5D Production OU	ESTONIA	CID003926

Tantalum	AMG Brasil	BRAZIL	CID001076

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460

Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505

Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512

Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA	CID004813

Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506

Tantalum	KEMET de Mexico	MEXICO	CID002539

Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548

Metal	Smelter Facility Name	Country	Smelter ID

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163

Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	NPM Silmet AS	ESTONIA	CID001200

Tantalum	PowerX Ltd.	RWANDA	CID004054

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707

Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	CID003583

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769

Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869

Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544

Tantalum	TANIOBIS GmbH	GERMANY	CID002545

Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549

Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550

Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969

Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616

Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522

Tin

Tin	Alpha Assembly Solutions Inc.	UNITED STATES OF AMERICA	CID000292

Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703

Tin	Aurubis Beerse	BELGIUM	CID002773

Tin	Aurubis Berango	SPAIN	CID002774

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228

Metal	Smelter Facility Name	Country	Smelter ID

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190

Tin	China Tin Group Co., Ltd.	CHINA	CID001070

Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486

Tin	CRM Synergies	SPAIN	CID003524

Tin	CV Ayi Jaya	INDONESIA	CID002570

Tin	Dongguan Best Alloys Co., Ltd.	CHINA	CID000377

Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356

Tin	Dowa	JAPAN	CID000402

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438

Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448

Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582

Tin	Fenix Metals	POLAND	CID000468

Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555

Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754

Metal	Smelter Facility Name	Country	Smelter ID

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231

Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd.	CHINA	CID004796

Tin	Luna Smelter, Ltd.	RWANDA	CID003387

Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105

Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434

Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142

Tin	Mineracao Taboca S.A.	BRAZIL	CID001173

Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065

Tin	Minsur	PERU	CID001182

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191

Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858

Tin	Nghe Tinh Non- Ferrous Metals Joint Stock Company	VIET NAM	CID002573

Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	CID001305

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337

Tin	P Kay Metal, Inc.	UNITED STATES OF AMERICA	CID005189

Tin	Pongpipat Company Limited	MYANMAR	CID003208

Metal	Smelter Facility Name	Country	Smelter ID

Tin	Precious Minerals and Smelting Limited	INDIA	CID003409

Tin	PT Arsed Indonesia	INDONESIA	CID005067

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503

Tin	PT Bangka Prima Tin	INDONESIA	CID002776

Tin	PT Cipta Persada Mulia	INDONESIA	CID002696

Tin	PT Masbro Alam Stania	INDONESIA	CID003380

Tin	PT Mitra Stania Prima	INDONESIA	CID001453

Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449

Tin	PT Premium Tin Indonesia	INDONESIA	CID000313

Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868

Tin	PT Rajehan Ariq	INDONESIA	CID002593

Tin	PT Timah Tbk Kundur	INDONESIA	CID001477

Tin	PT Timah Tbk Mentok	INDONESIA	CID001482

Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706

Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA	CID004692

Tin	Rui Da Hung	TAIWAN	CID001539

Tin	Super Ligas	BRAZIL	CID002756

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING SMELTING	JAPAN	CID004403

Tin	Thaisarco	THAILAND	CID001898

Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325

Tin	Tuyen Quang Non- Ferrous Metals Joint Stock Company	VIET NAM	CID002574

Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015

Metal	Smelter Facility Name	Country	Smelter ID

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036

Tin	Woodcross Smelting Company Limited	UGANDA	CID004724

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158

Tin	Yunnan Yunfan Non- ferrous Metals Co., Ltd.	CHINA	CID003397

Tungsten

Tungsten	A.L.M.T. Corp.	JAPAN	CID000004

Tungsten	ACL Metais Eireli	BRAZIL	CID002833

Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427

Tungsten	Artek LLC	RUSSIAN FEDERATION	CID003553

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502

Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258

Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281

Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468

Tungsten	Dongkuk Industries Co., Ltd.	KOREA, REPUBLIC OF	CID004060

Tungsten	Fujian Xinlu Tungsten	CHINA	CID003609

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218

Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF	CID003978

Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417

Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	CID000769

Metal	Smelter Facility Name	Country	Smelter ID

Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321

Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	CID002313

Tungsten	Jiangxi Tonggu Non- ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316

Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	CID003408

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105

Tungsten	Laos Southern Mining Smelting Sole Co., Ltd.	LAO PEOPLE’S DEMOCRATIC REPUBLIC	CID005017

Tungsten	Lianyou Metals Co., Ltd.	TAIWAN	CID003407

Tungsten	Lianyou Resources Co., Ltd.	TAIWAN	CID004397

Tungsten	LLC Vostok	RUSSIAN FEDERATION	CID003643

Tungsten	MALAMET SMELTING SDN. BHD.	MALAYSIA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319

Tungsten	Masan High-Tech Materials	VIET NAM	CID002543

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845

Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM	CID002543

Metal	Smelter Facility Name	Country	Smelter ID

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589

Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416

Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	CID003612

Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	CID003614

Tungsten	Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES	CID004797

Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES	CID002827

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827

Tungsten	S.P.T. spol.s r.o.	CZECHIA	CID005068

Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430

Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542

Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320

Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA	CID003662